Exhibit 99.1

The Schick Technologies, Inc. 1996 Stock Option Plan is hereby amended as follows:

      (i) Section 3(a) is amended to provide that non-statutory stock options may be granted under the Plan to employees of, and consultants to, any company, or any subsidiary of any company, the control of which the Company has agreed to acquire and, to such extent, such individuals shall be "Eligible Persons";

      (ii) Section 4 is amended to increase the maximum number of Company Shares which may be issued under the Plan from 3,000,000 Company Shares to 4,700,000 Company Shares; and